EXHIBIT 99.1

CASMED Names Brian Wagner as Chief Commercial Officer

BRANFORD, Conn. (October 2, 2013) – CAS Medical Systems, Inc. (NASDAQ: CASM) (CASMED), a leader in medical devices for non-invasive patient monitoring, today announced it has named Brian J. Wagner as Chief Commercial Officer, effective immediately.  Mr. Wagner has 20 years of general management, business development, sales, and marketing experience in the medical product and device industry.

“Brian has the experience and skills to drive the introduction and ongoing success of our next generation FORE-SIGHT ELITE™ Cerebral Oximetry products and 740 SELECTTM vital signs monitors,” said Thomas M. Patton, President and Chief Executive Officer of CASMED. “He has a proven ability to motivate sales teams, position innovative medical technologies to gain market share, and manage programs to achieve strong financial results. Brian is an important addition to the CASMED team as we plan for accelerated growth.”

Most recently, Mr. Wagner was Senior Vice President and Chief Marketing Officer for Philips Imaging Systems, a $7 billion revenue business, where he led worldwide marketing across eight operating divisions. Prior to that he held a series of executive management positions at Kimberly-Clark Health Care, including General Manager of the Global Pain and Temperature Management Division and Vice President of Global Strategic Marketing and Business Development.  Also, Mr. Wagner has held the position of Vice President and General Manager of Rubbermaid Healthcare, a medical division which he developed and launched, focusing on electronic medical administrative records.  In addition, he has held various sales and marketing management positions of increasing responsibility with Guidant Corporation and Boston Scientific during years of unprecedented growth.

Mr. Wagner earned his Master’s in Biology from Harvard University, and a Bachelor of Science from Miami University of Ohio.

About CASMED® – Monitoring What's Vital

CASMED is a leading developer and manufacturer of medical devices for non-invasive patient monitoring. The Company's FORE-SIGHT® Absolute Cerebral Oximeter provides a highly accurate, non-invasive, continuous measurement of absolute cerebral tissue oxygen saturation.  Direct monitoring of tissue oxygenation provides a superior and powerful tool to alert clinicians to otherwise unrecognized and dangerously low levels of oxygenation of the brain and other tissues, thereby allowing them to intervene appropriately in the care of their patients. In addition to FORE-SIGHT Oximeters and accessories, the Company provides a line of bedside patient vital signs monitoring products, proprietary non-invasive blood pressure monitoring solutions for OEM use, neonatal intensive care supplies, and service. CASMED products are designed to provide unique monitoring solutions that are vital to patient care.  For more information regarding CASMED, visit the Company's website at www.casmed.com.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, the impact of any product liability or other adverse litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders, competitors, and other risks detailed in the Company’s Form 10-K for the year ended December 31, 2012, and other subsequent Securities and Exchange Commission filings.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will", and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information, or otherwise.

Company Contact
CAS Medical Systems, Inc.
Jeffery A. Baird
Chief Financial Officer
(203) 315-6303
ir@casmed.com

Investors
LHA
Don Markley (dmarkley@lhai.com)
(310) 691-7105
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
@LHA_IR_PR

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